UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2011

NBT BANCORP INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-14703	16-126874
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

52 SOUTH BROAD STREET, NORWICH, NEW YORK(607) 337-2265	13815
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 16, 2011, NBT Bancorp Inc. (“NBTB”) and its banking subsidiary, NBT Bank, NA (“NBT Bank”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hampshire First Bank (“HFBN”) pursuant to which HFBN will merge with and into NBT Bank. The transaction is valued at approximately $45 million.

Under the terms of the Merger Agreement, 65% of the outstanding shares of HFBN common stock will be converted into the right to receive 0.7019 of a share of NBTB common stock for each share of HFBN common stock and the remaining 35% of outstanding shares of HFBN common stock will be exchanged for $15.00 in cash.  The transaction is valued at $15.00 per HFBN share based on NBTB’s closing stock price of $21.37 on November 10, 2011.  The exchange ratio shall remain fixed at 0.7019 to the extent the market value of a share of NBTB common stock remains within 20% of $21.37, as measure during a period near the closing of the transaction.  To the extent the market value of NBTB common stock does not remain within the 20% collar, the exchange ratio will be adjusted accordingly to provide HFB stockholders with a minimum value of $12.00 per share and maximum value of $18.00 per share with respect to HFB stock exchanged for NBT common stock.  HFBN stockholders will have the right to elect to receive cash or NBTB common stock as outlined above, subject to 65% of HFBN common stock receiving NBTB common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the stockholders of HFBN. The merger is currently expected to be completed early in the second quarter of 2012.

In connection with the merger agreement, NBT also entered into a voting and non-competition agreement with the directors of HFB (except for James M. Dunphy) and entered into a voting agreement with Meridian Interstate Bancorp, Inc., both of which are included as exhibits to the Merger Agreement attached to this Form 8-K.  Meridian Interstate Bancorp, Inc., the holding company of East Boston Savings Bank which assisted in the formation of HFB, owns approximately 40% of the outstanding stock of HFB. If the merger is not consummated under certain circumstances, HFBN has agreed to pay NBTB a termination fee of 2.5% of deal value and up to $250,000 in out of pocket deal-related expenses if terminated within thirty-five (35) days of the date of the Merger Agreement under circumstances set forth in the Merger Agreement.  HFBN has agreed to pay NBTB a termination of 5% of deal value if terminated after thirty-five (35) days of the date of the Merger Agreement, also under circumstances set forth in the Merger Agreement.

The Merger Agreement also contains usual and customary representations and warranties that NBTB, NBT Bank and HFBN made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between NBTB, NBT Bank and HFBN, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between NBTB, NBT Bank and HFBN rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.  A copy of a news release dated November 16, 2011, announcing the merger is included as Exhibit 99.1 to this Form 8-K.

Additional Information For Stockholders

NBTB will be filing a registration statement on Form S-4 containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC.  HFBN stockholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about NBTB, NBT Bank and HFBN and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to HFBN stockholders.  Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to NBT Bancorp Inc., Attention – Shareholder Relations Department, 20 Mohawk Street, Canajoharie, New York 13317 or on its website at www.nbtbancorp.com, or to HFBN, 80 Canal Street, Manchester, New Hampshire 03101.  Copies of other documents filed by NBTB with the SEC may also be obtained free of charge at the SEC's website or by directing a request to NBTB or HFBN at the address provided above.

NBTB, NBT Bank and HFBN and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HFBN in connection with the proposed merger. Information about the directors and executive officers of NBTB is set forth in the proxy statement, dated April 1, 2011, for NBTB’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus included in the Form S-4 when it becomes available.

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of NBT Bank and HFBN. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating NBT Bank and HFBN, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which NBT Bank and HFBN are engaged, changes in the securities markets, political instability, acts of war or terrorism, natural disasters and other risks and uncertainties disclosed from time to time in documents that NBTB files with the SEC .

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2.1
Agreement and Plan of Merger, dated as of November 16, 2011, by and between NBT Bancorp Inc., NBT Bank and Hampshire First Bank (with voting and non-competition agreement and voting agreement attached thereto)

Exhibit 99.1	Joint News Release announcing the merger, dated November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NBT BANCORP INC.

November 17, 2011	By:	/s/ Michael J. Chewens
Michael J. Chewens
Senior Executive Vice President
and Chief Financial Officer